Exhibit 5.1
                                 KUTAK ROCK LLP

                                   Suite 3100
                             1801 California Street
                           Denver, Colorado 80202-2658
                                  303-297-2400
                             Facsimile 303-292-7799

                                www.kutakrock.com

                                                               June 6, 2003

Nelnet Education Loan Funding, Inc.
121 South 13th Street, Suite 201
Lincoln, Nebraska  68508

Ladies and Gentlemen:

           We have acted as special counsel to Nelnet Education Loan Funding, Inc. (the "Registrant"), in connection with the preparation and filing of the registration statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") to which this opinion is an exhibit under the Securities Act of 1933, as amended (the "Act"). Such registration statement and the prospectus contained therein on file with the Commission at the time such registration statement becomes effective (including schedules, exhibits and all other documents filed as a part thereof or incorporated therein) are herein respectively referred to as the "Registration Statement" and the "Prospectus." The Registration Statement and the Prospectus relate to the registration of Student Loan Asset-Backed Notes (the "Securities") that may be issued from time to time by the Registrant. Each series of Securities will be created and issued pursuant to an Indenture of Trust entered into by and between the Registrant and Zions First National Bank, as indenture trustee and eligible lender trustee, and a supplement to such Indenture of Trust relating to such series (collectively, the "Indenture"), as described in the Registration Statement.

           In connection with this opinion, we have made such investigations of law as we deemed appropriate and have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Registrant in connection with the authorization, issuance and sale of the Securities. We have examined the Registration Statement, the Prospectus and have examined such records, including the Registrant's organizational documents and minutes as we deemed necessary or advisable to the performance of our services and for purposes of rendering this opinion. We have also examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary for the preparation of this opinion. In expressing this opinion, we have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Registrant.


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KUTAK ROCK LLP
Page 2

           Additionally, our advice has formed the basis for the description of the selected federal income tax consequences of the purchase, ownership and disposition of the Securities to an original purchaser that appears under the heading "Federal Income Tax Considerations" in the Prospectus.

           In giving these opinions, we assumed:

                     (a) the genuineness of all signatures and the authenticity and completeness of all records, certifications, documents and proceedings submitted to us;

                     (b) the conformity to originals and the authenticity of all records, certifications, documents and proceedings supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such records, certifications, documents and proceedings; and

                     (c) the proper, genuine and due execution and delivery of all records, certifications, documents and proceedings by all parties to them and that there has been no breach of the terms thereof.

           We have assumed for the purposes of the opinions set forth below that
(i) the Indenture has been and any supplements with respect to each series will be duly authorized by all necessary action and duly executed and delivered by the parties thereto substantially in the form filed in the Exhibits to the Registration Statement, (ii) the Securities will be created and issued substantially in the form set forth in the Indenture and sold in series, all as described in the Registration Statement, (iii) the Securities of each series will be duly authorized by all necessary action, duly executed, authenticated by the indenture trustee and delivered in accordance with the provisions of the Indenture, (iv) such Securities will be sold by the Registrant for reasonably equivalent consideration; and (v) the Registration Statement has become effective under the Act. In addition, we have assumed that the parties to the Indenture will satisfy their respective obligations thereunder.

           The opinion set forth in paragraph numbered 2 of this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. Such opinion is subject to the explanations and qualifications set forth under the caption "Federal Income Tax Considerations" in the Prospectus. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.


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KUTAK ROCK LLP
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           On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that:

           1. The Securities of each series offered pursuant to the Registration Statement will, upon the issuance and sale thereof in the manner referred to in the Registration Statement, constitute legally valid and binding obligations of the Registrant, entitled to the benefits of the Indenture and the supplements pursuant to which such Securities were issued.

           2. The above-mentioned description of selected federal income tax consequences of the ownership of the Securities discusses the material federal income tax consequences of the purchase, ownership and disposition of the Securities, to the purchasers described in such description, subject to special rules under the Internal Revenue Code of 1986, as amended, and the description is accurate in all material respects with respect to those tax consequences that are discussed. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, or changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions. We further note that the form of Prospectus Supplement filed as part of the Registration Statement does not relate to a specific transaction.

           We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the headings "Federal Income Tax Considerations," "Legal Matters" and other references thereto in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated pursuant thereto.

                                        Very Truly Yours,


                                       /s/ Kutak Rock LLP